UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2013

NORTHEAST COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51852	06-178-6701
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

325 Hamilton Avenue, White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

(914) 684-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)          The annual meeting of the stockholders of Northeast Community Bancorp, Inc. was held on May 21, 2013.

(b)          The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.            The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes
Arthur M. Levine	9,475,657	2,026,844	705,012
Eugene M. Magier	9,478,068	2,024,433	705,012
Kenneth A. Martinek	8,429,465	3,073,036	705,012
John F. McKenzie	9,486,192	2,016,309	705,012

2.           The appointment of ParenteBeard LLC as the independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
12,136,321	37,039	34,153

There were no broker non-votes on the proposal.

3.           The shareholders voted in favor of the non-binding resolution to approve the compensation of the named executive officers by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
9,092,532	2,377,437	32,532	705,012

4.           The shareholders vote, on an advisory basis, in favor of holding a shareholder advisory vote on the compensation of the named executive officers every three years as set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
3,934,703	79,459	7,464,882	23,457	705,012

(c)           Not applicable.

(d)           The Company’s Board of Directors determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included every three years in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Northeast Community Bancorp, Inc.

Date: May 21, 2013	By:	/s/ Kenneth A. Martinek
Kenneth A. Martinek
Chairman and Chief Executive Officer